EXHIBIT 99.1

                       FINANCIAL COMMUNITY PRESENTATION

                                AUGUST 2, 2000

DEPTH OF AMERICAN EXPRESS PRODUCTS AND SERVICES

We believe we are:

o The #1 card issuer in the world based on the volumes generated by our 49 million cards;

o The #1 Consumer Charge Card in the world;

o The 6th largest card lender in the U.S., based on outstandings, and the 2nd fastest growing portfolio over the last 5 quarters.

o The #3 U.S. airline card (Delta SkyMiles card), and on a global basis, the #1 airline card issuer based on number of partners. SkyMiles is part of a portfolio of airline co-brands -- 10 products in 7 countries - with two more expected to be announced by year-end.

o The #1 Small Business Card, with over 2.5 million small business relationships in the U.S.;

o The #6 U.S. small business lender for smaller size loans based on outstandings;

o The #1 Corporate Card issuer, based on volume, with almost 70% of the Fortune 1000 using our card or travel services;

o The #3 U.S. Purchase Card, based on total corporate volume.

o The worlds largest travel agency -- #1 in both business travel and consumer travel based on sales, with our next leading competitor smaller by half;

o The largest seller of Travelers Cheques with annual sales of $23 billion in 1999, which represents about 70% of worldwide sales;

o The largest U.S. merchant acquirer based on volume;

o The 2nd largest ATM provider in the U.S., based on our almost 9,000 owned machines;

o The #1 financial planning company in the U.S., with more Certified Financial Planners than any other company;

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o The #10 accounting firm in the U.S. based on revenues;

o The #6 U.S. online brokerage firm based on accounts;

o The 11th largest U.S. mutual fund company based on assets under management;

o The 12th largest U.S. provider of annuities; and

o The 10th largest U.S. provider of 401(k) services.

In International markets -

o We believe we are the #1 issuer of cards outside the U.S. We currently issue cards in 60 markets and 54 currencies.

o We have identified 25-30 markets around the world that are important to our business.

o In our consumer card business we continue to grow spending in important international markets. Our latest data shows that we grew volumes faster than the competition in 18 out of our top 23 markets, with our relative percentage up by more than 100 basis points year over year in Hong Kong, Argentina, India, Thailand, the Netherlands, Sweden and Mexico.

o In Travel we believe we are #1, #2 or #3 in 20 of the top 23 markets, based on sales volume.

o In Corporate Card we believe we are #1, #2 or #3 in all 23 markets, based on charge volume.

o We offer financial services - banking, lending, and asset management -- in 36 countries around the world, the top 23 and beyond.

o Through our Global Network Services business we have card partnerships in a total of 71 countries.

o Our Membership Rewards program has over 8 million enrollees in 31 markets. Our Membership Rewards partners include 50 of the world's largest airlines (with 2 more expected to be announced before year end) and over 1,800 other travel providers and retailers.

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ONLINE BUSINESSES
o American Express Online Services currently has 2.3 million customers enrolled.

o The ability to redeem Membership Reward points online was launched in May and by the end of last week over 500 million points had been redeemed.

o More and more cardmembers are making use of our pay by computer service. While still relatively small in number, pay by computer is our fastest growing remittance channel. We have processed almost 1.2 million computer payments so far this year at a unit cost that is less than half of our mailed remittances.

o Our website received over 2 million unique visitors in total during June.

o Against our competition we were the 3rd most visited card site, the 3rd most visited financial services site, and the 3rd most visited travel site according to the Nielsen NetRatings.

o While our international activities are not yet at the same level as the U.S., we do have 11 international online sites, each of which is continually expanding its capabilities.

U.S. LENDING
o We have been broadening the acquisition channels we use for our lending products, but need to push this further. Direct mail and telemarketing are important channels for us, but we know that multiple letters and phone calls to the same prospects will not produce the results we need. Newer channels, such as inbound telemarketing, the partnerships we've established with Costco and Fidelity, and the internet all offer significant potential. These three channels, which didn't exist 2 to 3 years ago, are expected to bring in close to 2 million consumer cards for us this year.

o Since the beginning of 1999, we have received 1.2 million applications online and generated almost 500,000 cards. And relative to our other acquisition channels, the costs of acquiring an online card are approximately 1/3 those of other channels, making the internet a good economic choice for us as we look to grow our portfolio.


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o Along with building through organic growth, we are trying to acquire portfolios. While acquisitions will help build scale, they also would help us to learn how to convert customers and integrate systems. We have been slow on the portfolio acquisition front to date, but we do expect to announce our first acquisition -- albeit a small one -- this quarter.

SMALL BUSINESS
o We believe our small business cards have approximately 2/3 of non-debit plastic spending among small businesses, and we have grown our volume by approximately 20% in each of the last 4 years.

o Our potential for small business within the U.S. is substantial, and we believe an even larger opportunity exists for these products in the international markets we serve. To date we have executed a fairly standardized product based on our U.S. SBS product -- but in 2000 we have focused on customizing this product at the market level -- and plan on offering more lending options and leveraging some of our B2B partnerships to provide unique online value for our cardmembers.

o Because of the relatively high growth and good margins in this business, competitors are investing heavily, and we have lost some share as a result.


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 INTERNATIONAL REVOLVE PRODUCTS
o We now offer revolve products in 16 markets. Our lending efforts gained momentum with the development and launch of the International Blue Card, which is now offered in 13 markets after first being launched in Taiwan in 1997. Our lending cards in force are achieving double digit growth, while outstandings across international are growing at a rate of 40% per year.

PREMIUM CARDS
o We have put special emphasis on our premium products. The Centurion Card was first launched outside of the U.S. in the UK and we now have launched the product in 2 additional markets -- Hong Kong and Germany

o While the Platinum Card was first launched in the U.S., these cards are now offered in 22 markets.

o The success of our efforts is evidenced by the fact that 43% of our charge card base have now upgraded to premium products.

MEXICO CONSUMER CARD BUSINESS
o Mexico has one of our more established consumer card businesses abroad and is our largest market in Latin America.

o We have a mix of products in Mexico that is continually being updated, including our recent co-branded product with AeroMexico. As a result of our efforts over a number of years, we have built a 46% share, well above our consumer card peers.

o We have an exceptional customer base in Mexico. Our average consumer card spending is 10 times larger than the market average, and less than 3% of our cardmembers are inactive. Our volumes are also helped by strong inbound spending from almost 20 million international tourists, who generate almost $8 billion of spending in Mexico.


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AUSTRALIA CARD BUSINESS
o Australia is our largest market in Asia, excluding Japan, and represents an example of how both proprietary and network partner products can work well in the same market.

o The market is very concentrated, with 4 large banks holding an 80% share. Our share is in the mid double digits.

FINANCIAL PLANNING
o Over 40% of our financial clients do a plan with their financial advisors, and a third of our new clients begin their relationship with us through a financial plan.

o Our online position is growing. Our brokerage accounts have reached almost 500,000 since November.

o Through financial planning, the depth of relationship with clients deepens 3-fold compared with that of non-planning clients.
        - Financial planning clients own 7.5 accounts on average, versus 2.6 accounts per client for those without plans.
        - Clients with plans tend to own more insurance products than those without,
        - The retention of financial planning clients is almost 40% higher than for those that simply buy products.
        - Veteran advisors who do financial planning earn over twice as much as those who do little or no financial planning. And higher advisor success converts into better retention.

GLOBAL ASSET MANAGEMENT
o Online, our brokerage application in the U.S. has shown a strong capability for gathering assets into the company, with over 50% of assets representing net new money for AEFA.

o Internationally, our online plans are in progress, with capabilities in several markets planned to be launched over the next 12 months.



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CORPORATE PRODUCTS
o Within the U.S. we have T&E relationships with 70% of the Fortune 1000, and have purchasing card relationships with 17%. In any number of countries around the world we are also leaders in this business -- #1 in Australia, Hong Kong, France, the UK, Mexico, and Brazil, among others, based on spending volumes.

o By developing applications such as American Express @ Work, which moves our customer servicing capabilities online, we can reduce our processing expenses for tasks such as adding new corporate cards to an account, changing addresses, and providing MIS reports. Through the first 6 months of 2000, for those companies on American Express @ Work,
        - 13% of maintenance transactions were being done online rather than by an American Express employee,
        - and 14% of all MIS reports were being printed off the web instead of being mailed out.

BUSINESS TRAVEL
o We are the largest corporate travel agency in the world, with over $16 billion in annual air sales. We estimate our share of this business to be approximately 21%, with our next nearest competitor less than half of our size. Our customer base is comprised of multi-national, multi-regional and prominent local firms of varying size. The revenue yield per mile that our passengers deliver to the airlines is twice the industry average.



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TRAVELERS CHEQUES
o Travelers Cheque continues to be a consistent, profitable performer for the company. It has a return on equity of over 50%.

o We are the established worldwide leader with a 70% share of sales and a distribution network that includes 16,000 selling outlets.

            IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

This presentation contains certain forward-looking statements, which are subject to risks and uncertainties and speak only as of the date on which they are made. The words "plan", "expect", "anticipate", "optimistic", "intend", "aim", "will" or similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following: The inability of American Express Company (the "Company") to extend the value of the American Express brand to other card distribution channels such as the internet and to effectively target and market potential lending customers through telemarketing, the Costco and Fidelity partnerships and the internet; the Company's inability to develop or license advanced technology for its online products and services, which could hasten business model obsolescence or cause disintermediation of the Company's products or services; patent rights held by competitors or others, limiting or restricting the Company's use of desired business technology or processes; the Company's inability to integrate its Internet applications and make the online experience more desirable, reliable and user friendly for customers and clients; the Company's inability to leverage successfully its assets, such as its brand, customer base, international presence, marketing and data base management skills, in the Internet environment; the Company's inability to gain appropriate regulatory authorizations and provide services that are attractive to customers in different markets based on cost and design in connection with its development of international online transaction capabilities; the Company's inability to adjust to unforeseeable events that require changes in the Company's Internet strategy or development plan; and the Company's inability to acquire targeted card portfolios, which depends in part on its ability to successfully bid against competitors and effectively size and value such portfolios.


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